Exhibit 32.2
MACKINAC FINANCIAL CORPORATION
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C § 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended September 30, 2009, (the “Form 10-Q”) of Mackinac Financial Corporation (the “Issuer”).
I, Ernie R. Krueger, Executive Vice President and Chief Financial Officer of the Issuer, certify that:
(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Issuer.

Ernie R. Krueger
Executive Vice President and Chief Financial Officer
(principal financial officer)
November 16, 2009